SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 30, 2006

Date of Report (date of earliest event reported)
ALTIRIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
588 West 400 South
Lindon, Utah 84042

(Address of principal executive offices)
(801) 805-2400

(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Altiris, Inc. (the “Registrant”) has implemented a stock repurchase program pursuant to which up to an aggregate of $50,000,000 of its outstanding common stock may be repurchased from time to time during the next twenty-four months. In conjunction with the stock repurchase program, the Registrant has adopted a Rule 10b5-1 stock trading plan pursuant to which it has instructed a broker to execute stock repurchases according to pre-determined instructions. The timing and amount of repurchase transactions under this program will depend on market conditions and corporate and regulatory considerations. The Registrant intends to account for any shares of its common stock repurchased pursuant to the stock repurchase plan as treasury shares. The Registrant intends to fund the repurchases from available working capital. As of August 2, 2006, the Registrant had approximately 29,111,720 shares of its common stock outstanding.
Note on Forward-Looking Statements
This current report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding potential stock repurchases, stock trading plans, the source of funds for any potential stock repurchases and the accounting treatment of any repurchased shares. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including general economic and market conditions, specific financial market conditions affecting our common stock, legal and regulatory considerations pertaining to stock repurchases and such other risks as identified in the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, as amended, and the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.
By:	/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

Dated: September 5, 2006